Exhibit 99.1

Press Contact:	Nicole Anderson
Ciena Corporation
+1 (410) 694-5786
pr@ciena.com

Investor Contact:	Gregg Lampf
Ciena Corporation
+1 (410) 694-5700
ir@ciena.com

FOR IMMEDIATE RELEASE

Ciena Reaffirms Fiscal Second Quarter and Full Year 2023 Guidance

HANOVER, Md. – April 6, 2023 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced that it is reaffirming guidance for its fiscal second quarter and full year 2023. In addition, the company is reaffirming its previous statements with respect to both the demand environment and the normalization of backlog and inventory dynamics.

On March 6, 2023, Ciena provided its business outlook for fiscal second quarter 2023, including revenue of $1,035M to $1,115M, adjusted gross margin of low 40s%, and adjusted operating expense of approximately $335M. In addition, Ciena provided its fiscal full year 2023 outlook, including revenue growth of 20% to 22%, adjusted gross margin of 42% to 44%, and adjusted operating expense of approximately $330M per quarter for the remainder of the fiscal year.

###

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission (“SEC”) filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions, and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena’s expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. Forward-looking statements in this release include: “In addition, the company is reaffirming its previous statements with respect to both the demand environment and the normalization of backlog and inventory dynamics. On March 6, 2023, Ciena provided its business outlook for fiscal second quarter 2023, including revenue of $1,035M to $1,115M, adjusted gross margin of low 40’s%, and adjusted operating expense of approximately $335M. In addition, Ciena provided its fiscal full year 2023 outlook, including revenue growth of 20% to 22%, adjusted gross margin of 42% to 44%, and adjusted operating expense of approximately $330M per quarter for the remainder of the fiscal year.”

Ciena’s actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena’s business, including: the effect of broader economic and market conditions on our customers and their business; our ability to execute our business and growth strategies; the impact of supply chain constraints or disruptions; the duration and severity of the COVID-19 pandemic and the impact of countermeasures taken to mitigate its spread on macroeconomic conditions, economic activity, demand for our technology solutions, short- and long-term changes in customer or end user needs, continuity of supply chain, our business operations, liquidity and financial results; changes in network spending or network strategy by our customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; changes in foreign currency exchange rates; factors beyond our control such as natural disasters, climate change, acts of war or terrorism, geopolitical events, including but not limited to the ongoing conflict between Ukraine and Russia, and public health emergencies; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including its Annual Report on Form 10-K filed with the SEC on December 16, 2022 and included in its Quarterly Report on Form 10-Q for the first quarter of fiscal 2023 filed with the SEC on March 8, 2023. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena’s gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena’s business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena’s control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena’s GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena’s non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena’s results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a global leader in networking systems, services, and software. We build the most adaptive networks in the industry, enabling customers to anticipate and meet ever-increasing digital demands. For three-plus decades, Ciena has brought our humanity to our relentless pursuit of innovation. Prioritizing collaborative relationships with our customers, partners, and communities, we create flexible, open, and sustainable networks that better serve all users - today and into the future. For updates on Ciena, follow us on LinkedIn, Twitter, the Ciena Insights blog, or visit www.ciena.com.

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements

(in thousands, except per share data) (unaudited)

	Quarter Ended
	January 28,	January 29,
	2023	2022
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$455,946	$384,187

Share-based compensation-products	1,051	900
Share-based compensation-services	2,297	1,584
Amortization of intangible assets	2,883	3,312

Total adjustments related to gross profit	6,231	5,796

Adjusted (non-GAAP) gross profit	$462,177	$389,983

Adjusted (non-GAAP) gross profit percentage	43.7%	46.2%
Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$370,730	$324,183

Share-based compensation-research and development	9,234	6,830
Share-based compensation-sales and marketing	8,424	7,060
Share-based compensation-general and administrative	9,468	7,912
Significant asset impairments and restructuring costs	4,298	3,409
Amortization of intangible assets	7,441	8,918
Acquisition and integration costs	2,558	68

Total adjustments related to operating expense	41,423	34,197

Adjusted (non-GAAP) operating expense	$329,307	$289,986

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$85,216	$60,004

Total adjustments related to gross profit	6,231	5,796
Total adjustments related to operating expense	41,423	34,197

Total adjustments related to income from operations	47,654	39,993

Adjusted (non-GAAP) income from operations	$132,870	$99,997

Adjusted (non-GAAP) operating margin percentage	12.6%	11.8%
Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$76,241	$45,823
Exclude GAAP provision for income taxes	25,078	9,219

Income before income taxes	101,319	55,042
Total adjustments related to income from operations	47,654	39,993
Gain on cost method equity investment	(26,455)	(4,120)

Adjusted income before income taxes	122,518	90,915
Non-GAAP tax provision on adjusted income before income taxes	26,954	18,365

Adjusted (non-GAAP) net income	$95,564	$72,550

Weighted average basic common shares outstanding	149,081	154,151

Weighted average dilutive potential common shares outstanding [1]	149,551	155,807

Net Income per Common Share
GAAP diluted net income per potential common share	$0.51	$0.29
Adjusted (non-GAAP) diluted net income per potential common share	$0.64	$0.47

[1]

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 0.5 million for the first quarter of fiscal 2023; and (ii) 1.7 million for the first quarter of fiscal 2022.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)

(in thousands) (unaudited)

	Quarter Ended
	January 28,	January 29,
	2023	2022
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$76,241	$45,823
Add: Interest expense	15,870	8,648
Less: Interest and other income, net	31,973	3,686
Add: Provision for income taxes	25,078	9,219
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	22,208	23,653
Add: Amortization of intangible assets	10,325	12,230

EBITDA	$117,749	$95,887

Add: Share-based compensation cost	30,474	24,297
Add: Significant asset impairments and restructuring costs	4,298	3,409
Add: Acquisition and integration costs	2,558	68

Adjusted EBITDA	$155,079	$123,661

* * *

The adjusted (non-GAAP) measures above and their reconciliation to Ciena’s GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•

Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities, the redesign of business processes.

•

Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•	Acquisition and integration costs - primarily consist of financial, legal and accounting advisors’ costs and employment-related costs related to Ciena’s acquisitions in fiscal 2022 and fiscal 2023.

•

Gain on cost method equity investment - reflects changes in the carrying value of certain cost method equity investments due to triggering events. During the first quarter of fiscal 2023, the acquisition of Tibit triggered the remeasurement of our previously held investment in Tibit to fair value, which resulted in recognizing a gain on our cost method equity investment of $26.5 million.

•

Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 22.0% for the first fiscal quarter of 2023 and 20.2% for the first fiscal quarter of 2022. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.

4